WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2020 OUTLOOK

Fourth Quarter 2019 Highlights

-	Revenue of $1.362 billion, up 7.9%
-	Net income attributable to Waste Connections of $133.3 million, or $0.50 per share
-	Adjusted net income attributable to Waste Connections* of $181.4 million, or $0.69 per share
-	Adjusted EBITDA* of $419.0 million, or 30.8% of revenue

Full-Year 2019 Highlights

-	Revenue of $5.389 billion, up 9.5%
-	Net income attributable to Waste Connections of $566.8 million, or $2.14 per share
-	Adjusted net income attributable to Waste Connections* of $719.6 million or $2.72 per share
-	Adjusted EBITDA* of $1.674 billion, or 31.1% of revenue, up 6.8%
-	Net cash provided by operating activities of $1.541 billion, up 9.2%
-	Adjusted free cash flow* of $916.8 million, or 17.0% of revenue
-	Completes acquisitions with approximately $300 million of total annualized revenue

Looking at 2020

-	Expects revenue in the range of $5.725 billion to $5.775 billion, excluding additional acquisitions
-	Expects net income attributable to Waste Connections in the range of $653.0 million to $668.0 million
-	Expects adjusted EBITDA* in the range of $1.760 billion to $1.785 billion
-	Expects net cash provided by operating activities in the range of $1.600 billion to $1.625 billion
-	Expects adjusted free cash flow* in the range of $975.0 million to $1.0 billion

TORONTO, ONTARIO, February 12, 2020 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2019.

“2019 ended on a high note, as financial results for the fourth quarter exceeded expectations on better than expected solid waste price growth, E&P waste activity and acquisition contribution.  We are also extremely pleased with our results for the full year, as underlying adjusted EBITDA* margins in solid waste collection, transfer and disposal expanded by 50 basis points.  Moreover, our ability to deliver full year adjusted free cash flow* of $916.8 million or 17.0% of revenue and 54.8% of adjusted EBITDA* on a 16.2% increase in capital expenditures as we reinvested in and expanded our business is indicative of our disciplined focus on quality of revenue and free cash flow generation,” said Worthing F. Jackman, President and Chief Executive Officer.

Mr. Jackman added, “Acquisition activity also accelerated into year-end, as we announced an additional $130 million in acquired annualized revenue in December, including a  new market entry in Pennsylvania and tuck-ins in Illinois and Tennessee.  Acquisitions completed in 2019 provide rollover revenue growth of approximately $170 million in 2020, and the pace of acquisition activity remains elevated.  Along with strong pricing growth, this already sets us up for high single digit growth in revenue and adjusted free cash flow*.  Positive solid waste volumes, any increases in values for recycled commodities or renewable energy credits since year-end, or additional acquisitions closed during the year would provide upside to our initial 2020 outlook.”

Mr. Jackman concluded, “Over 55% of our operating locations either posted zero safety-related incidents in 2019 or drove further year-over-year improvements.  We would like to recognize the tireless efforts of our more than 18,000 employees for our continuing success.”

*A non-GAAP measure; see accompanying non-GAAP Reconciliation Schedule

Q4 2019 Results

Revenue in the fourth quarter totaled $1.362 billion, up from $1.262 billion in the prior year period.  Operating income, which included $29.0 million of impairments and other operating items primarily related to the Company’s sale of a non-strategic materials processing facility and $3.7 million of acquisition-related costs, was $194.2 million.  This compares to $200.0 million in the prior year period, which included $14.0 million of impairments and other operating items and $2.8 million of acquisition-related costs.

Net income attributable to Waste Connections in the fourth quarter was $133.3 million, or $0.50 per share on a diluted basis of 264.6 million shares.  In the prior year period, the Company reported $132.5 million, or $0.50 per share on a diluted basis of 264.5 million shares.

Adjusted net income attributable to Waste Connections* in the fourth quarter was $181.4 million, or $0.69 per share, versus $166.2 million, or $0.63 per share, in the prior year period.  Adjusted EBITDA* in the fourth quarter was $419.0 million, as compared to adjusted EBITDA* of $397.2 million in the prior year period.  Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), fair value accounting changes to certain equity awards, and acquisition-related items, as shown in the detailed reconciliation in the attached schedules.

Full Year 2019 Results

For the year ended December 31, 2019, revenue was $5.389 billion, as compared to revenue of $4.923 billion in 2018.  Operating income, which included $77.4 million of impairments and other operating items, fair value accounting changes to certain equity awards, and other acquisition-related costs, was $837.8 million.  This compares to operating income of $832.2 million in the prior year, which included $40.7 million of impairments and other operating items, fair value accounting changes to certain equity awards, and other acquisition-related costs.

Net income attributable to Waste Connections in 2019 was $566.8 million, or $2.14 per share on a diluted basis of 264.5 million shares.  In 2018, the Company reported net income attributable to Waste Connections of $546.9 million, or $2.07 per share on a diluted basis of 264.4 million shares.

Adjusted net income attributable to Waste Connections* in 2019 was $719.6 million, or $2.72 per share, compared to $667.3 million, or $2.52 per share, in the prior year. Adjusted EBITDA* in 2019 was $1.674 billion, as compared to $1.566 billion in the prior year.  Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of the Tax Act, acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliations in the attached tables.

2020 Outlook

Waste Connections also announced its outlook for 2020, which assumes no change in the current economic environment, unless otherwise indicated.  The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2020 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated in the range of $5.725 billion to $5.775 billion, including the following:
-	Solid waste price and volume growth of approximately 5.0% and 0.0%, respectively
-	E&P waste revenue down approximately 10.0%
-	Values for recycled commodities and renewable energy credits as of year-end 2019
-	Net income attributable to Waste Connections is estimated in the range of $653.0 million to $668.0 million
-	Adjusted EBITDA* is estimated in the range of $1.760 billion to $1.785 billion, or 30.7% - 30.9% of revenue
-	Net cash provided by operating activities is estimated in the range of $1.600 billion to $1.625 billion
-	Capital expenditures are estimated at $625 million
-	Adjusted free cash flow* is estimated in the range of $975.0 million to $1.0 billion.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

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Q4 2019 Earnings and 2020 Outlook Conference Call

Waste Connections will be hosting a conference call related to fourth quarter earnings and 2020 outlook on February 13th at 8:30 A.M. Eastern Time.  To access the call, listeners should dial 800-582-1443 (within North America) or 303-223-0118 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required).  A replay of the conference call will be available until February 20, 2020 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #21950919.  The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on February 13th, providing the Company's first quarter 2020 outlook for revenue, price plus volume growth for solid waste and adjusted EBITDA*.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada.  Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins.  Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada.  The Company also provides intermodal services for the rail haul movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510.  Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2020 financial results, outlook and related assumptions, adjusted free cash flow, capital expenditures and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (281) 873-3205
maryannew@wasteconnections.com	joe.box@wasteconnections.com

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Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2019	2018	2019
Revenues	$1,261,732	$1,361,960	$4,922,941	$5,388,679
Operating expenses:
Cost of operations	744,757	814,151	2,865,704	3,198,757
Selling, general and administrative	125,806	136,146	524,388	546,278
Depreciation	148,841	156,779	572,708	618,396
Amortization of intangibles	28,336	31,701	107,779	125,522
Impairments and other operating items	14,012	28,999	20,118	61,948
Operating income	199,980	194,184	832,244	837,778

Interest expense	(35,230)	(36,056)	(132,104)	(147,368)
Interest income	3,493	2,592	7,170	9,777
Other income (expense), net	(2,223)	1,142	(170)	5,704
Income before income tax provision	166,020	161,862	707,140	705,891

Income tax provision	(33,477)	(28,671)	(159,986)	(139,210)
Net income	132,543	133,191	547,154	566,681
Plus (Less): Net loss (income) attributable to noncontrolling interests	(65)	71	(283)	160
Net income attributable to Waste Connections	$132,478	$133,262	$546,871	$566,841

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.50	$0.51	$2.07	$2.15

Diluted	$0.50	$0.50	$2.07	$2.14

Shares used in the per share calculations:
Basic	263,628,941	263,865,203	263,650,155	263,792,693
Diluted	264,453,655	264,636,883	264,395,618	264,526,561

Cash dividends per common share	$0.160	$0.185	$0.580	$0.665

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Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2018	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$319,305	$326,738
Accounts receivable, net of allowance for doubtful accounts of $16,760 and $16,432 at December 31, 2018 and December 31, 2019, respectively	609,545	662,808
Prepaid expenses and other current assets	164,053	141,052
Total current assets	1,092,903	1,130,598
Restricted cash	84,661	96,483
Restricted investments	47,486	51,179
Property and equipment, net	5,168,996	5,516,347
Operating lease right-of-use assets	-	183,220
Goodwill	5,031,685	5,510,851
Intangible assets, net	1,128,628	1,163,063
Other assets, net	72,970	85,954
Total assets	$12,627,329	$13,737,695
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359,967	$436,970
Book overdraft	18,518	15,954
Accrued liabilities	315,670	281,308
Current portion of operating lease liabilities	-	29,929
Current portion of contingent consideration	11,612	26,159
Deferred revenue	179,282	216,443
Current portion of long-term debt and notes payable	1,786	465
Total current liabilities	886,835	1,007,228

Long-term portion of debt and notes payable	4,153,465	4,353,782
Long-term portion of operating lease liabilities	-	160,033
Long-term portion of contingent consideration	43,003	42,825
Deferred income taxes	760,033	818,622
Other long-term liabilities	323,805	416,851
Total liabilities	6,167,141	6,799,341
Commitments and contingencies
Equity:
Common shares: 263,271,302 shares issued and 263,141,413 shares outstanding at December 31, 2018; 263,699,675 shares issued and 263,618,161 shares outstanding at December 31, 2019	4,131,307	4,135,343
Additional paid-in capital	133,577	154,917
Accumulated other comprehensive loss	(74,786)	(10,963)
Treasury shares: 129,889 and 81,514 shares at December 31, 2018 and 2019, respectively	-	-
Retained earnings	2,264,510	2,654,207
Total Waste Connections’ equity	6,454,608	6,933,504
Noncontrolling interest in subsidiaries	5,580	4,850
Total equity	6,460,188	6,938,354
	$12,627,329	$13,737,695

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Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

TWELVE months ended DECEMBER 31, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2018	2019
Cash flows from operating activities:
Net income	$547,154	$566,681
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	10,193	60,592
Depreciation	572,708	618,396
Amortization of intangibles	107,779	125,522
Amortization of leases	-	24,099
Deferred income taxes, net of acquisitions	77,859	54,637
Amortization of debt issuance costs	4,158	5,001
Share-based compensation	43,803	42,671
Interest accretion	14,861	16,426
Payment of contingent consideration recorded in earnings	(11)	-
Adjustments to contingent consideration	349	1,498
Other	943	(2,240)
Net change in operating assets and liabilities, net of acquisitions	31,439	27,264
Net cash provided by operating activities	1,411,235	1,540,547

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(830,091)	(736,610)
Capital expenditures for property and equipment	(546,145)	(634,406)
Capital expenditure for purchase of greenfield landfill site	-	(31,683)
Investment in noncontrolling interest	-	(25,000)
Proceeds from disposal of assets	5,385	3,566
Change in restricted investments, net of interest income	-	(2,183)
Other	(969)	310
Net cash used in investing activities	(1,371,820)	(1,426,006)

Cash flows from financing activities:
Proceeds from long-term debt	1,022,737	1,575,795
Principal payments on notes payable and long-term debt	(970,773)	(1,470,711)
Payment of contingent consideration recorded at acquisition date	(6,127)	(3,200)
Change in book overdraft	(839)	(2,564)
Payments for repurchase of common shares	(58,928)	-
Payments for cash dividends	(152,550)	(175,067)
Tax withholdings related to net share settlements of equity-based compensation	(15,032)	(17,660)
Debt issuance costs	(8,630)	(5,953)
Proceeds from sale of common shares held in trust	2,667	4,036
Other	(103)	(570)
Net cash used in financing activities	(187,578)	(95,894)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(1,290)	608
Net increase (decrease) in cash, cash equivalents and restricted cash	(149,453)	19,255
Cash, cash equivalents and restricted cash at beginning of year	553,227	403,966
Plus: change in cash held for sale	192	-
Cash, cash equivalents and restricted cash at end of year	$403,966	$423,221

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ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended December 31, 2019:

	U.S.	Canada	Total
Core Price	5.2%	6.4%	5.4%
Surcharges	0.0%	0.1%	0.0%
Volume	(1.4)%	(1.4)%	(1.4)%
Recycling	(0.7)%	(1.6)%	(0.8)%
Foreign Exchange Impact	-	-	-
Total	3.1%	3.5%	3.2%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2018 and 2019:

	Three months ended December 31, 2018
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$874,601	$(2,338)	$872,263	69.1%
Solid Waste Disposal and Transfer	447,998	(177,946)	270,052	21.4%
Solid Waste Recycling	23,075	(1,208)	21,867	1.7%
E&P Waste Treatment, Recovery and Disposal	67,192	(3,218)	63,974	5.1%
Intermodal and Other	34,308	(732)	33,576	2.7%
Total	$1,447,174	$(185,442)	$1,261,732	100.0%

	Three months ended December 31, 2019
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$974,886	$(2,499)	$972,387	71.4%
Solid Waste Disposal and Transfer	476,840	(193,474)	283,366	20.8%
Solid Waste Recycling	13,569	(365)	13,204	1.0%
E&P Waste Treatment, Recovery and Disposal	66,144	(3,661)	62,483	4.6%
Intermodal and Other	30,646	(126)	30,520	2.2%
Total	$1,562,085	$(200,125)	$1,361,960	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2018 and 2019:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2019	2018	2019
Acquisitions, net	$61,420	$68,465	$153,139	$291,938

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ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve month periods ended December 31, 2018 and 2019:

	Three months ended December 31,		Twelve months ended December 31,
	2018	2019	2018	2019
Cash Interest Paid	$39,296	$54,078	$124,338	$139,694
Cash Taxes Paid	19,102	39,089	52,464	81,049

Debt to Book Capitalization as of December  31, 2019:  39%

Internalization for the three months ended December  31, 2019:    56%

Days Sales Outstanding for the three months ended December 31, 2019:    45 (30 net of deferred revenue)

Share Information for the three months ended December 31, 2019:

Basic shares outstanding	263,865,203
Dilutive effect of equity-based awards	771,680
Diluted shares outstanding	264,636,883

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NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss)  attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2018	2019	2018	2019
Net income attributable to Waste Connections	$132,478	$133,262	$546,871	$566,841
Plus (Less): Net income (loss) attributable to noncontrolling interests	65	(71)	283	(160)
Plus: Income tax provision	33,477	28,671	159,986	139,210
Plus: Interest expense	35,230	36,056	132,104	147,368
Less: Interest income	(3,493)	(2,592)	(7,170)	(9,777)
Plus: Depreciation and amortization	177,177	188,480	680,487	743,918
Plus: Closure and post-closure accretion	3,248	3,649	12,997	14,471
Plus: Impairments and other operating items	14,012	28,999	20,118	61,948
Plus (Less): Other expense (income), net	2,223	(1,142)	170	(5,704)
Adjustments:
Plus: Transaction-related expenses (a)	3,701	4,278	8,607	12,335
Plus (less): Fair value changes to certain equity awards (b)	(896)	(589)	9,205	3,104
Plus (less): Integration-related and other expenses (c)	(35)	-	2,760	-
Adjusted EBITDA	$397,187	$419,001	$1,566,418	$1,673,554

As % of revenues	31.5%	30.8%	31.8%	31.1%

_______________________________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

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NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Twelve months ended December 31,
	2018	2019
Net cash provided by operating activities	$1,411,235	$1,540,547
Less: Change in book overdraft	(839)	(2,564)
Plus: Proceeds from disposal of assets	5,385	3,566
Less: Capital expenditures for property and equipment	(546,145)	(634,406)
Less: Distributions to noncontrolling interests	(103)	(570)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	11	-
Cash received for divestitures (b)	(2,030)	(2,376)
Transaction-related items (c)	8,607	12,335
Integration-related and other expenses (d)	2,760	-
Pre-existing Progressive Waste share-based grants (e)	5,772	4,810
Tax effect (f)	(4,752)	(4,565)
Adjusted free cash flow	$879,901	$916,777

As % of revenues	17.9%	17.0%

_________________________________________________

(a)

Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.

(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

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NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2018	2019	2018	2019
Reported net income attributable to Waste Connections	$132,478	$133,262	$546,871	$566,841
Adjustments:
Amortization of intangibles (a)	28,336	31,701	107,779	125,522
Impairments and other operating items (b)	14,012	28,999	20,118	61,948
Transaction-related expenses (c)	3,701	4,278	8,607	12,335
Fair value changes to certain equity awards (d)	(896)	(589)	9,205	3,104
Integration-related and other expenses (e)	(35)	-	2,760	-
Tax effect (f)	(11,383)	(16,234)	(37,165)	(50,189)
Tax items (g)	-	-	9,093	-
Adjusted net income attributable to Waste Connections	$166,213	$181,417	$667,268	$719,561

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.50	$0.50	$2.07	$2.14
Adjusted net income	$0.63	$0.69	$2.52	$2.72

_____________________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)

Primarily reflects refinements to the estimates, as provided by Staff Accounting Bulletin No. 118, of the impact of a portion of the Company’s U.S. earnings no longer permanently reinvested in conjunction with the Tax Act.

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2020 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2020 Outlook
	Estimates		Observation
Net income attributable to Waste Connections	$653,000	$668,000
Plus: Income tax provision	179,000	183,000	Approximate 21.5% effective rate
Plus: Interest expense, net	140,000	140,000
Plus: Depreciation and Depletion	647,000	653,000	Approximately 11.3% of revenue
Plus: Amortization	126,000	126,000
Plus: Closure and post-closure accretion	15,000	15,000
Adjusted EBITDA	$1,760,000	$1,785,000	In the range of 30.7% to 30.9% of revenue

Reconciliation of Adjusted Free Cash Flow:

	2020 Outlook
	Estimates
Net cash provided by operating activities	$1,600,000	$1,625,000
Less: Capital expenditures	(625,000)	(625,000)
Adjusted free cash flow	$975,000	$1,000,000

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